Exhibit 2.2

Limited Liability Company Operating Agreement

Of

Musicow US Vol. 1 LLC

Table of Contents

Article I.	General Provisions	1

Article II.	Management; Members; Units; Income Rights	10

Article III.	Registration and Transfer of Units and Income Rights.	23

Section 3.01	Maintenance of a Register.	23
Section 3.02	Transfers and Ownership Limitations.	25
Section 3.03	Restrictions; Remedies for Breach.	27
Section 3.04	Record Holders	27

Article IV.	Subscription to Units; Capital Contributions; Distributions	28

Section 4.01	Subscription to Units.	28
Section 4.02	Distributions	28

Article V.	Liability; Indemnification	29

Section 5.01	Liability of a Member.	29
Section 5.02	Exculpation and Indemnification.	29

Article VI.	Accounting; Financial and Tax Matters	31

Section 6.01	Accounting Basis	31
Section 6.02	Tax Matters.	31
Section 6.03	Partnership Representative	32

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Article VII.	Dissolution; Redemption; Winding Up; Termination	34

Section 7.01	Dissolution.	34
Section 7.02	Winding Up and Termination of a Series.	35
Section 7.03	Winding Up and Termination of the Company.	36

Article VIII.	Member Meetings	36

Article IX.	Miscellaneous	41

Exhibits

Exhibit A	Series, Members, Capital Contributions, Units

Exhibit B	Form of Certificate of Registered Series

Exhibit C	Certificate of Registered Series of Musicow US Vol. 1 LLC – Series 001 – Mr. Know it All

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Limited Liability Company Operating Agreement

Of

Musicow US Vol. 1 LLC

This Limited Liability Company Operating Agreement (this “Agreement”) of Musicow US Vol. 1 LLC, a Delaware series limited liability company (the “Company”), is dated as of February 25 , 2025, and is entered into by Musicow Asset US, LLC as its sole initial Member (the “Initial Member”).

R E C I T A L S:

WHEREAS, the Company has heretofore been formed as a series limited liability company under the Delaware Act (as defined below) pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on August 2, 2024;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Member hereby agrees as follows:

Article I. General Provisions

Section 1.01 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

(a)	“Additional Class Member” means any Member holding any Units of an Additional Class Units of a Series.

(b)	“Additional Class Units” has the meaning set forth in Section 2.06(c).

(c)	“Administrative Fee” has the meaning set forth in Section 2.04(a)(ii).

(d)	“Administrator” has the meaning set forth in Section 2.04(a).

(e)	“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, for the purposes of this definition, the term “controls,” “is controlled by” or “under common control with” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and provided that no Member shall be deemed to be an “Affiliate” of the Company solely by reason of being a Member of the Company.

(f)	“Aggregate Ownership Limit” means, for all Additional Class Members, the greater of (a) 19.9% of the aggregate outstanding Additional Class Units of a Series, or (b) such other percentage set forth in the applicable Certificate of Registered Series, unless such Aggregate Ownership Limit is otherwise waived by the Company Manager in its sole discretion.

(g)	“Agreement” has the meaning set forth in the preamble.

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(h)	“Allocation Policy” means the allocation policy of the Company adopted by the Company Manager in accordance with Section 2.01(f), pursuant to which the Company Manager will allocate certain costs among the various Series.

(i)	“Authorized Persons” has the meaning set forth in Section 9.03(a).

(j)	“BBA” means the Bipartisan Budget Act of 2015 as amended by the Protecting American from Tax Hikes Act of 2015, Pub. L. No.114-113, div. Q, Section 411, whose operational provisions are contained in Internal Revenue Code Sections 6221 through 6241, and provided that the Company and each Series shall be bound by any final decision in a proceeding brought under the BBA with respect to the Company or any Series.

(k)	“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. Notwithstanding the forgoing, any determination as to whether a Person is a “Beneficial Owner” shall be determined in accordance with Section 13d-3(a) of the Securities Exchange Act, as amended. If such Person would be deemed a Beneficial Owner pursuant to Section 13, such Person shall be deemed a Beneficial Owner for purposes of this Agreement and, conversely, if such Person would not be deemed a Beneficial Owner pursuant to Section 13, such Person shall not be deemed a Beneficial Owner for purposes of this Agreement.

(l)	“Capital Contribution” means, with respect to each Member, the amount of cash or the Fair Value of any property contributed or deemed to be contributed by such Member, if any, to the capital of the Company from time to time pursuant to Section 4.01.

(m)	“Certificate of Registered Series” has the meaning set forth in Section 1.07(a).

(n)	“Certificate” means a certificate (i) in global form in accordance with the rules and regulations of the Depositary or (ii) in such other form as may be adopted by the Company Manager, issued by the Company evidencing ownership of one or more Units or one or more Income Rights.

(o)	“Class A Member” means the Member holding the Class A Unit of the applicable Series.

(p)	“Class A Unit” has the meaning set forth in Section 2.06(b).

(q)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(r)	“Commission” means the United States Securities and Exchange Commission.

(s)	“Company Dissolution Event” has the meaning set forth in Section 7.01(a).

(t)	“Company Manager” has the meaning set forth in Section 2.01(a).

(u)	“Company Officers” has the meaning set forth in Section 2.03(a).

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(v)	“Company” has the meaning set forth in the preamble.

(w)	“Delaware Act” means Chapter 18 of Subtitle II of Title 6 of the Delaware Code, referred to as the Delaware Limited Liability Company Act, as amended from time to time, and any successor thereto.

(x)	“Depositary” means, with respect to any Income Rights or Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

(y)	“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

(z)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(aa)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(bb)	“Fair Value” means, with respect to securities or any other assets, other than cash, the fair market value determined by the Series Manager(s).

(cc)	“Fiscal Year” means each fiscal year of the Company (or portion thereof), which shall end on December 31; provided, however, that, upon Termination of the Company, “Fiscal Year” means the period from the January 1 immediately preceding such Termination to the date of such Termination and, unless otherwise provided in a Certificate of Registered Series, the fiscal year for tax and financial reporting purposes of each Series shall be the same as the fiscal year of the Company.

(dd)	“Income Rights” has the meaning set forth in Section 2.07.

(ee)	“Income Rights Holder” has the meaning set forth in Section 2.07.

(ff)	“Individual Aggregate 12-Month Investment Limit” means, with respect to any individual holder who is not an “accredited investor” as defined under the Securities Act, in any trailing twelve-month period, 10% of the greater of such holder’s annual income or net worth or, with respect to any entity, 10% of the greater of such holder’s annual revenue or net assets at fiscal year-end.

(gg)	“Initial Member” has the meaning set forth in the introductory paragraph.

(hh)	“Initial Series” has the meaning set forth in Section 1.07(a).

(ii)	“Investment Advisers Act” means the Investment Company Act of 1940, as amended.

(jj)	“Investment Company Act” means the Investment Company Act of 1940, as amended.

(kk)	“Liabilities” has the meaning set forth in Section 5.02(b).

(ll)	“Liquidating Trustee” has the meaning set forth in Section 7.02(a).

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(mm)	“Manager” has the meaning set forth in Section 2.01(a).

(nn)	“Member” means any Person admitted as a Member of a Series.

(oo)	“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto, or any other over-the-counter market or secondary trading platform on which the Income Rights or Units are listed or available for trading.

(pp)	“Officer” means a Company Officer or a Series Officer, as applicable.

(qq)	“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

(rr)	“Protected Person” means: (i) the Company Manager and the Series Manager(s) of any Series; (ii) the Administrator and its Affiliates; (iii) any Member; (iv) any Company Officer; or (v) any Person who serves at the request of the Company and/or any Series Manager(s) on behalf of the Company or any Series as an officer, director, partner, member, stockholder or employee of any other Person.

(ss)	“Record Date” means the date established by a Series or the Company for determining (a) the identity of the Members entitled to notice of, or to vote at, any meeting of Members of a Series or of the Company overall or entitled to exercise rights in respect of any lawful action of Members of a Series or of the Company overall, or (b) the identity of Members entitled to receive any report or distribution or to participate in any offer.

(tt)	“Record Holder” or “holder” means the Person in whose name such Income Rights or Units are registered on the books of the Company or the Transfer Agent, as applicable, as of the opening of business on a particular business day.

(uu)	“Reviewed Year” has the meaning ascribed to said phrase under Section 6225(d)(1) of the Code.

(vv)	“Sale of the Series Assets” means, as to each Series, the transfer of title and ownership of all of the Series Assets held by the applicable Series to an un-Affiliated third-party and receipt by the applicable Series of value therefor as determined by the Series Manager(s).

(ww)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(xx)	“Selected Courts” has the meaning set forth in Section 9.17.

(yy)	“Series Assets” has the meaning set forth in Section 1.06(b).

(zz)	“Series Dissolution Event” has the meaning set forth in Section 7.01(b).

(aaa)	“Series Manager” and “Series Manager(s)” have the meanings set forth in Section 2.01(a).

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(bbb)	“Series Offering” means, with respect to each Series, the offering by the Company of (i) Income Rights, or (ii) Additional Class Units of a particular Series, in each case for sale to the public pursuant to Regulation A under the Securities Act, in an amount as determined by the Company Manager, or, in any other offering of Income Rights or Additional Class Units of such Series, as determined by the Company Manager in the event such Series Offering shall not proceed for any reason.

(ccc)	“Series Officers” has the meaning set forth in Section 2.03(b).

(ddd)	“Series Properties” means, at any particular time, the Series Property of a Series aggregated with the Series Property of each of the other Series.

(eee)	“Series Property” means, at any particular time, the Series Assets and all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

(fff)	“Series” has the meaning set forth in Section 1.07(a).

(ggg)	“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Article III as a result of a Transfer of Units to such Person.

(hhh)	“Termination” means the date of the cancellation of the Certificate of Formation of the Company following the end of the Winding Up Period by the filing of a Certificate of Cancellation of the Company with the Secretary of State of the State of Delaware.

(iii)	“Transfer Agent” means, with respect to any Income Rights of each Series or class of Units of each Series, such bank, trust company or other Person (including the Company or any Series or one of either of their Affiliates) as shall be appointed from time to time by the Company Manager to act as registrar and transfer agent for such Income Rights or class of Units of such Series; provided that if no Transfer Agent is specifically designated for such Income Rights or class of Units of such Series, the Administrator or the Company shall act in such capacity.

(jjj)	“Transfer” means, with respect to an Income Right, or a Unit of a Series and the associated membership interest in a Series, a transaction by which the Record Holder of an Income Right or a Unit of such Series assigns such Income Right or Unit to another Person who is or becomes a Member of such Series (in the case of the Transfer of a Unit), and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(kkk)	“Treasury Regulations” means the regulations of the U.S. Treasury Department issued pursuant to the Code.

(lll)	“Unit” has the meaning set forth in Section 2.06(b).

(mmm)	“Voting Member” means a Member holding one or more Voting Units.

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(nnn)	“Voting Units” as to any Series, means the Class A Unit for such Series, and, if applicable, the Additional Class Units of such applicable Series pursuant to the provisions of Section 2.09(b).

(ooo)	“Winding Up Period” means the period from the Company Dissolution Event to the Termination of the Company.

Section 1.02 Name. The name of the Company is “Musicow US Vol. 1 LLC.” All business of the Company shall be conducted under such name or a “doing business as” name as determined by the Company Manager, provided that a Series may conduct business under its name or a “doing business as” name as determined by the Company Manager. The Company Manager may elect to change the name of the Company or any Series at any time.

Section 1.03 Principal Office. The principal office of the Company shall be at a location as determined by the Company Manager either within or outside of the United States. The Company shall keep its books and records at its principal office. The principal office of each Series shall be the same as the principal office of the Company.

Section 1.04 Registered Office and Registered Agent. The street address of the registered office of the Company and of each Series in the State of Delaware shall be as selected by the Company Manager. The Company Manager may elect to change the registered office and the registered agent of the Company or any Series at any time.

Section 1.05 Term. The Company was formed on August 2, 2024 and shall continue its regular business activities until the Company and each of the Series is dissolved. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VII. The existence of each Series shall commence upon the effective date of the Certificate of Registered Series establishing such Series, as provided in Section 1.07. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 1.06 Formation; Purpose and Powers; Certificate of Formation.

(a)	The Company has been formed as, and shall operate as, a registered series limited liability company as set forth in Section 18-218 of the Delaware Act, and as further set forth in the remainder of this Agreement.

(b)	The Company and each Series is organized for the purposes of undertaking such activities as determined by the Company Manager and, subject to the terms and conditions herein and of the Delaware Act, the Members, which are permitted by applicable law and engaging in activities incidental or ancillary thereto. Notwithstanding the forgoing, the Company has been organized to form the Series, with each such Series holding the assets as identified on the Certificate of Registered Series for such Series (as to each such Series, the “Series Assets”), and undertaking certain actions with respect thereto.

(c)	The Company and each Series shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, which are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company or such Series.

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(d)	The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Company Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Company Manager determines such action to be necessary or appropriate, the Company Manager shall, or shall direct the Administrator or the appropriate Company Officers to, file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if the Administrator or a Company Officer is so directed, such Administrator or Company Officer, as applicable, shall be an authorized person of the Company and, unless otherwise provided in a Certificate of Registered Series, of each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 1.07 Registered Series.

(a)	General; Establishment of Series. Subject to the provisions of this Agreement, the Company Manager may, at any time and from time to time and in compliance with Section 1.07(c), cause the Company to establish in writing (each, a “Certificate of Registered Series”) one or more registered series of the Company as such term is used under Section 18-218 of the Delaware Act (each a “Series”). Each Certificate of Registered Series shall be substantially in the form as attached hereto as Exhibit B. The Certificate of Registered Series shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Income Rights or Units of any other Series, or the Members of such other Series. The terms and conditions for each Series established pursuant to this Section 1.07(a) shall be as set forth in this Agreement and the Certificate of Registered Series, as applicable, for the Series. Upon approval of any Certificate of Registered Series by the Company Manager, such Certificate of Registered Series shall be attached to this Agreement as an Exhibit until such time as none of the Income Rights or Units of such Series remain outstanding. The books and records of the Company shall be maintained by the Company on a Series-by-Series basis, accounting for the assets of each Series separately from the other assets of the Company or any other Series thereof. Following the formation of the Company, the initial Series of the Company is as set forth in the Certificate of Registered Series as attached hereto as Exhibit C (the “Initial Series”).

(b)	Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

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(c)	Certificate of Registered Series. The Certificate of Registered Series establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Units of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement); (iii) designate or authorize the designation of specific officers of such Series; and (iv) set forth any additional information as may be provided for herein. A Certificate of Registered Series (or any resolution of the Series Manager(s) of such Series amending any Certificate of Registered Series) shall be effective when a duly executed original of the same is included by the Administrator at the direction of the Company Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Certificate of Registered Series shall be deemed to have been established and the Units of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Certificate of Registered Series establishing a Series may set forth specific provisions governing the rights of such Series against a Member of such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such series Designation). The Certificate of Registered Series of a Series may specifically modify the terms and conditions of this Agreement as shall be applicable to such Series by identifying by section number and provision the terms and conditions which are so modified, as determined by the Company Manager, and in such event such terms and conditions as in such Certificate of Registered Series shall control. In the event of a conflict between the terms and conditions of this Agreement and a Certificate of Registered Series, the terms and conditions of the Certificate of Registered Series shall prevail.

(d)	Assets and Liabilities Of a Series.

(i)	Assets Of a Series. All consideration received by the Company for the issuance or sale of Units of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (assets), shall, subject to the provisions of this Agreement, be held for the benefit of the Series, the Members of such Series and the holders of Income Rights of such Series, and not for the benefit of the Members of any other Series or the holders of Income Rights of any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets of any other Series. Such assets are herein referred to as assets of that Series. In the event that there are any assets in relation to the Company that, in the Company Manager’s reasonable judgment, are not readily determinable to be assets of a particular Series, the Company Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Company Manager deems fair and equitable, and in accordance with provisions herein, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset of that Series. Each allocation by the Company Manager pursuant to the provisions of this Section 1.07(d)(i) shall be conclusive and binding upon the Members of each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Company Manager shall not commingle the assets of one Series with the assets of any other Series. The records maintained for a Series shall reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, and such records will be deemed to account for the assets of such Series separately from the other assets of the Company, or any other Series.

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(ii)	Liabilities Of a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (liabilities) with respect to a particular Series shall be charged against the assets of that Series. Such liabilities are herein referred to as liabilities of that Series. In the event that there are any liabilities in relation to the Company that, in the Company Manager’s reasonable judgment, are not readily determinable to be liabilities of particular Series, the Company Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Company Manager deems fair and equitable and in accordance with the provisions herein and the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability of that Series. Each allocation by the Company Manager pursuant to the provisions of this Section 1.07(d)(ii) shall be conclusive and binding upon the Members of each and every Series. All liabilities of a Series shall be enforceable against the assets of that Series only, and not against the assets of the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets of any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily allocatable to a particular Series or between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Company Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) and Section 18-218 of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Units in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, and no payments with respect to the Income Rights of a particular Series, shall be effected by the Company other than from the assets of that Series, nor shall any Member of a Series, former Member of a Series, holder of income rights of a Series or former holder of Income Rights of a Series, otherwise have any right or claim against the assets of any other Series (except to the extent that such any Member of a Series, former Member of a Series, holder of income rights of a Series or former holder of Income Rights of a Series has such a right or claim hereunder as a any Member of a Series, former Member of a Series, holder of income rights of a Series or former holder of Income Rights of such other Series or in a capacity other than as a Member of a Series, former Member of a Series, holder of income rights of a Series or former holder of Income Rights of a Series Member or former Member).

(iii)	Costs and Expenses. Costs and expenses of each Series shall be paid by the Administrator (as defined below) or directly by the applicable Series, or by the Company or other Persons, as set forth in Section 2.04 or otherwise set forth herein.

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(e)	Ownership of Series Property. Title to and beneficial interest in a Series Property shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in a specific Series Property or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Property. Any Series Property shall be held or registered in the name of the relevant Series, in the name of a nominee or as the Series Manager(s) may determine; provided, however, that Series Property shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Property is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Property to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by any Series Manager or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)	No Preference. No Units shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in this Agreement or in the applicable Certificate of Registered Series on or prior to the date of the Series Offering of any interests of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Certificate of Registered Series).

(g)	Additional Provisions. The following shall apply to each Series:

(i)	A Series may carry on any lawful business, purpose or activity, whether or not for profit, other than as limited by the Delaware Act.

(ii)	A Series shall have the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.

(iii)	Except as otherwise provided by the Delaware Act, no member or manager of a Series shall be obligated personally for any debt, obligation or liability of such series, whether arising in contract, tort or otherwise, solely by reason of being a member or acting as manager of such Series.

Article II. Management; Members; Units; Income Rights

Section 2.01 Managers; Series Manager(s); Rights and Duties.

(a)	The Company is a manager-managed limited liability company, and each Series shall be similarly managed as a manager-managed Series. Subject to the terms and conditions herein, the management of the Company overall shall be vested in Musicow Asset US, LLC (the “Company Manager”), and the management of each Series shall be vested in a one of more managers of such Series (each, a “Series Manager” and, in the event that there are more than one, the “Series Managers”) as selected by the Company Manager. The Company overall shall be managed by the Company Manager, except to the extent set forth herein or in any Certificate of Registered Series with respect to such Series, and each Series shall be managed by the Series Manager(s) of such Series as the manager of such Series, in each case until the earlier of (i) the dissolution of the Series pursuant to Article VII or (ii) its removal or replacement as set forth herein. The Company Manager, with respect to the Company, and the Series Manager(s) with respect to each Series (each, a “Manager”), will be the “managers” of the Company and each Series, as applicable, for all purposes under the Delaware Act. Any reference herein to a “Series Manager” whether or not referencing the Series Manager of a particular Series, shall be deemed a reference to the Series Manager of the applicable Series.

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(b)	Except as otherwise expressly provided in this Agreement or as required by the Delaware Act, the Company Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company overall, except to the extent that the management of a Series is vested in the Series Manager(s) of such Series hereunder, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement.

(c)	Subject to the terms and conditions herein, the initial Series Manager for each Series shall be Paul Baik. Any Series Manager of any Series may be removed or replaced at any time by the Class A Member of such Series, with the Class A Unit of such Series having one vote on such matters of such Series. Except as otherwise expressly provided in this Agreement or as required by the Delaware Act, the Series Manager(s) of a Series shall have complete and exclusive discretion in the management and control of the affairs and business of such Series, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the such Series, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement, including, without limitation, to make determinations and complete actions with respect (i) the use of the assets of such Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series; and (ii) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of any Series under contractual arrangements to all or particular assets of such Series). Except as otherwise expressly provided in this Agreement, the Series Manager(s) of a Series shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of such Series, all rights and powers of a “manager” of a limited liability company under the Delaware Act necessary or convenient to carry out the purposes of such Series. Except as otherwise expressly provided in this Agreement, the Series Manager(s) of such Series or Persons designated by the Series Manager(s) of such Series, including officers and agents (including the Administrator) appointed by the Series Manager(s), will be the only Persons authorized to execute documents which will be binding on such Series. To the fullest extent permitted by Delaware law, the Series Manager(s) of a Series will have the power to perform any acts, statutory or otherwise, with respect to such Series (including with respect to any Subsidiary of such Series) or this Agreement, which would otherwise be possessed by the Members of such Series under Delaware law, and the Members of such Series will have no power whatsoever with respect to the management of the business and affairs of such Series the Company (including with respect to any Subsidiary of such Series) except as expressly provided herein. In furtherance of the authority granted to the Series Manager of a Series pursuant to this Agreement, the determination as to any the matters for which the Series Manager as to such Series has the power to make, shall be final and conclusive and shall be binding upon the Company and such Series and every holder of Units of such Series and every holder of Income Rights of such Series. A person does not need to be a Member of any Series to serve as a Series Manager of such Series.

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(d)	Notwithstanding anything herein to the contrary, in the event that a Series has more than one Series Manager, any reference herein to an action to be taken by a Series Manager or the Series Managers or decision to be taken by a Series Manager or the Series Managers by such Series shall be deemed a reference to any Series Manager of such Series, and such Series Managers shall not be required to agree on any action or decision in order for such action to be taken or decision to be made.

(e)	Subject to the terms and conditions herein, all decisions regarding the management and operations of a Series shall be made by the Series Manager(s) of such Series, provided, however, that the Administrator as named pursuant to the provisions herein shall have the power and authority as set forth herein.

(f)	The Company Manager may adopt an Allocation Policy which shall provide that that items not related to a specific Series will be allocated across all Series pro rata based upon the value of the underlying Series Properties, as determined by the Company Manager. The Company Manager may amend the Allocation Policy in its sole discretion from time to time.

Section 2.02 Actions by a Series Manager(s) of a Series. Notwithstanding anything herein or in the Delaware Act to the contrary, no Series shall undertake any of the following actions, or agree to undertake any of the following actions, unless such actions have been approved by the Series Manager(s) of such Series:

(a)	The entry into by such Series of any agreement, contract or other instrument which would reasonably be expected to result in any liability or obligation of such Series in excess of $10,000, other than such costs directly and reasonably related to the administration of the Series Assets;

(b)	Any replacement of the Administrator for such Series;

(c)	The initial sale or issuance by the Series of any Units or Income Rights of such Series;

(d)	Any change in the tax election of such Series;

(e)	Any amendment or modification to the Certificate of Registered Series for such Series;

(f)	Any amendment of this Agreement which would be applicable to such Series, other than as set forth in Section 9.02;

(g)	Any sale of all or substantially all of the Series Assets of such Series at any time; and

(h)	Any elective dissolution of such Series (i.e., in a circumstance other than where such dissolution is required as set forth herein).

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Section 2.03 Officers.

(a)	At any time, the Company Manager may appoint and replace individuals as officers or agents of the Company (as applicable, “Company Officers”) with such titles as the Company Manager may elect to act on behalf of the Company with such power and authority as the Company Manager may delegate to such persons. Company Officers shall hold their offices for such terms as shall be determined from time to time by the Company Manager, and any Company Officer may be removed or replaced at any time, with or without cause, by the Company Manager. The Company Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Company Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Company Officers taken in accordance with such powers shall bind the Company.

(b)	Subject to the terms and conditions herein, at any time, the Series Manager(s) of a Series may appoint and replace individuals as officers or agents of such Series (as applicable, “Series Officers”) with such titles as the Series Manager(s) of such Series may elect to act on behalf of such Series with such power and authority as the Series Manager(s) of such Series may delegate to such persons. Series Officers shall hold their offices for such terms as shall be determined from time to time by the Series Manager(s) of such Series, and any Series Officer may be removed or replaced at any time, with or without cause, by the Series Manager(s) of such Series. The Series Officers of a Series, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Series Manager(s) of such Series not inconsistent with this Agreement, are agents of such Series for the purpose of such Series’ business and the actions of the Series Officers taken in accordance with such powers shall bind such Series.

(c)	Unless otherwise determined and set forth by the Company, with respect to the Company Officers, or the Series Manager(s) of a Series with respect to the Series Officers of such Series, and subject to the policies and procedures of the Company and the Series applicable to officers and employees, each Officer shall have the powers, rights and obligations as are customarily held and exercised by other persons in similar positions in limited liability companies organized under the Delaware Act, subject to Section 2.01(b) and to the remainder of this Agreement. Except to the extent otherwise provided herein, each Company Officer and each Series Officer shall have a fiduciary duty of loyalty and care as set forth in the Delaware Act. No Company Officer and no Series Officer shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

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(d)	Notwithstanding the foregoing, it shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Manager or any officer or employee or any Affiliates of such Manager, officer or employee (other than any express obligation contained in any agreement to which such Person and the Company or any Series or any of their respective subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or any Series or in direct competition with the Company or any Series; provided such Person does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company or any Series to such Person; provided, further, that a Person shall not be deemed to be in direct competition with the Company or any Series solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own 5% or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. None of the Company Manager, any Series Manager(s), or any officer or employee shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company or any Series that may become available to Affiliates of such Person. None of any Member or any other Person shall have any rights by virtue of the Series Manager’s or any officer’s or employee’s or any Affiliates of the Series Manager(s), officer or employee duties as the Series Manager(s) or any Manager, officer or employee or this Agreement in any business ventures of the Administrator or any Manager or any officer or employee or any Affiliates of the Administrator or any such Manager, officer or employee.

Section 2.04 Administrator; Fees; Costs and Expenses.

(a)	Administrator.

(i)	While the Series Manager(s) of a Series shall have ultimate authority over such Series and all Series Property of such Series and the operations of such Series, each Series shall authorize a Person to act as the administrator of such Series (the “Administrator”) to manage all day-to-day operations of such Series, when and as created, subject to the terms and conditions herein. The initial Administrator of each Series shall be Musicow Asset US, LLC, but may be changed at any time by the Series Manager(s) as set forth in Section 2.02(b).

(ii)	The Administrator may be paid a fee in consideration of its services to a Series and in consideration of structuring and completing the acquisition of Series Assets for a particular Series, in such amount and at such times as determined by the Series Manager(s) (the “Administrative Fee”).

(b)	Costs and Expenses Paid by the Administrator.

(i)	In consideration of the payment of the Administrative Fee, if any, but without a requirement for such Administrative Fee to be paid, the Administrator shall pay all Series Offering expenses, including fees, costs and expenses incurred in connection with executing the applicable Series Offering, consisting of underwriting, legal, accounting, escrow and compliance costs related to such Series Offering, provided that, in the event that such costs and expenses exceed the amount of the Administrative Fee, if any, the applicable Series shall pay such excess amount to the Administrator.

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(ii)	In consideration of the payment of the Administrative Fee, if any, but without a requirement for such Administrative Fee to be paid, the Administrator shall pay the following costs and expenses of the applicable Series, and, if such costs and expenses relate to the operations of the Company overall and not to the particular Series, to the extent allocated to such Series by the Allocation Policy, provided that, in the event that such costs and expenses exceed the amount of the Administrative Fee, if any, if any, the applicable Series shall pay to the Administrator such excess amount:

(A)	The costs of preparing and filing any reports to be filed with the Securities and Exchange Commission;

(B)	Any fees, costs and expenses related to financial audits, if required;

(C)	Any fees, costs and expenses related to preparation and filing of tax returns;

(D)	any and all income taxes and marketing fees, costs and expenses incurred in connection with the management of a Series Property of the applicable Series;

(E)	any fees, costs and expenses incurred in connection with preparing any reports and accounts of the applicable Series;

(F)	the costs of directors’ and officers’ insurance of the Series Manager(s), the directors and the officers in connection with the applicable Series;

(G)	any governmental fees imposed on the capital of the Series (or the Company as a result of the operations of such Series) or incurred in connection with compliance with applicable regulatory requirements;

(H)	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Series (or the Company as a result of the operations of such Series) or the Series Manager(s), the Administrator or any Series Officer in connection with the affairs of such Series;

(I)	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Series Manager(s) in connection with such Series;

(J)	the fees and expenses of the Series’ counsel (or the Company’s counsel as a result of the operations of such Series) in connection with advice directly relating to the Series’ legal affairs;

(K)	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Series Manager(s) in connection with the operations of the applicable Series;

(L)	Any costs and expenses as agreed to be paid by the Administrator in connection with the acquisition of any Series Assets; and

(M)	All costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with the Allocation Policy.

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(c)	Costs and Expenses Paid by the Series. All other costs and expenses of a Series other than those as set forth in Section 2.04(b), and, if such costs and expenses relate to the operations of the Company overall and not to the particular Series, to the extent allocated to such Series by the Allocation Policy, shall be paid directly by the Series, provided, however, that the Administrator may elect to pay any such costs and expenses directly, or may advance funds to the Series in order for the Series to pay such costs and expenses, in which event the applicable Series shall repay such amounts to the Administrator when the Series has sufficient funds to do so, or at such other times as may be agreed by the Administrator and the Series. Such costs and expenses shall, without limitation, include the following:

(i)	All costs and expenses incurred in connection with the acquisition of a Series Property, including brokerage and sales fees and commissions, transfer taxes, and any blue sky filings required in order for such Series to be made available to Members in certain states (unless borne by the Series Manager(s), as determined in its sole discretion);

(ii)	all income, capital gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes imposed on the Series as a result of the operations of a Series;

(iii)	any withholding or transfer taxes imposed on the Series (or the Company as a result of the operations of such Series) or any of the Members as a result of such Series’ earnings, investments or withdrawals;

(iv)	any indemnification payments to be made pursuant to this Agreement with respect to the operations of such Series;

(v)	any similar expenses that may be determined to be operating expenses of the applicable Series, as determined by the Company Manager in its reasonable discretion;

(vi)	Any costs and expenses as agreed to be paid by the applicable Series in any agreement related to the acquisition of the Series Assets; and

(vii)	any other costs and expenses of a Series not otherwise set forth in Section 2.04(b).

Section 2.05 Members.

(a)	A Person shall be admitted as a Member of a Series and shall become bound by, and shall be deemed to have agreed to be bound by, the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Unit of any Series, and such Person shall become the Record Holder of such Unit, in accordance with the provisions of this Agreement. A Member may be an Additional Class Member of any Series or a Class A Member of any Series (and may be a Member of one or more Series) and, in such case, shall have the rights and obligations accorded to the Additional Class Units of such Series with respect to such Additional Class Units of such Series, and the rights and obligations accorded to the Class A Unit of such Series with respect to such Class A Unit of such Series, and, pursuant to the provisions of Section 18-101(9) of the Delaware Act, any Record Holder of a Unit shall be bound by this Agreement as a Member without the requirement to execute this Agreement or a joinder hereto. A Person may not become a Member without acquiring a Unit. Unless otherwise determined by the Company Manager, a Person acquiring one or more Units of a Series shall be a Member of such Series and not of the Company overall or of any other Series.

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(b)	The Company Manager may withhold its consent to the admission of any Person as a Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Units of a Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, (ii) cause such Person’s holding to be in excess of the Aggregate Ownership Limit, (iii) in any trailing 12-month period, cause the Person’s investment in all Units (of all Series in the aggregate) to exceed the Individual Aggregate 12-Month Investment Limit, (iv) adversely affect the Company or a Series or subject the Company, a Series, the Company Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Company Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (v) cause the Company to be required to register as an investment company under the Investment Company Act, (vi) cause the Company Manager or any of its Affiliates to be required to register under the Investment Advisers Act, (vii) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in the termination of the Company for US federal income tax purposes.

(c)	The name, mailing address, and tax identification of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series, to the extent determined necessary by the Company Manager. The Company Manager shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)	Except as otherwise provided in the Delaware Act, and subject to Section 2.05(e) and Section 4.01, the debts, obligations and liabilities of the Company generally, which are not attributable to any Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members of any Series shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company or any Series.

(e)	Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

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(f)	Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company or any Series, as applicable, may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member of a Series shall have priority over any other Member of a Series either as to the return of Capital Contributions of such Series or as to profits, losses or distributions; (iii) no Member of a Series holding any Units of any Series shall have priority over any other Member holding Units of the same Series either as to the return of Capital Contributions or as to distributions; (iv) no interest shall be paid by the Company or any Series on Capital Contributions; and (v) no Member, in its capacity as such, shall participate in the operation or management of the Company’s or any Series’ business, transact any business in the Company’s name or any Series’ name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

(g)	Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or any Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)	Unless otherwise provided herein, and subject to the other provisions herein, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their membership interests from the Company; provided that when a transferee of a Member’s Units becomes a Record Holder of such Units, such transferring Member shall cease to be a Member of the Company with respect to the Units so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the provisions herein.

(i)	Unless otherwise specifically set forth herein, any reference herein to a “Member” shall be deemed to be a reference to the Member of a particular Series.

Section 2.06 Units; Membership; Additional Class Units.

(a)	Unless otherwise provided in the applicable Certificate of Registered Series, the Company is authorized to issue in respect of each Series an unlimited number of membership interests, which shall be denominated as set forth in Section 2.06(b). All Units issued pursuant to, and in accordance with the requirements of this Agreement shall be validly issued membership interests in the applicable Series and in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Certificate of Registered Series). Any Member holding Units of a Series shall be deemed a Member of such Series and of the Company to the extent set forth herein and in the Delaware Act.

(b)	Subject to the provisions herein, the total of the membership interests in any Series shall be comprised of one Class A Unit having the rights and preferences as set forth herein (the “Class A Unit” and any Additional Class Unit(s) (as defined below) which may be created and issued as set forth herein.

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(c)	The Company may elect to create additional class of membership interests in any Series, other than the Class A Units, at any time by amendment of the Certificate of Registered Series of the applicable Series, and to set the name, rights and preferences thereof (each, an “Additional Class Unit”, and together with the Class A Units, as to each Series, the “Units” of such Series and each a “Unit” of such Series). Additional Class Units of a Series and the Class A Unit of a Series shall have the same rights, powers and duties, except as otherwise set forth in this Agreement or the applicable Certificate of Registered Series. Units shall represent an interest solely in the Series to which they relate, and unless otherwise specified herein, any reference to any Additional Class Units or the Class A Unit shall be deemed a reference to the Additional Class Units or the Class A Unit of the applicable Series. There shall be no limit to the total number of classes or number of Additional Class Units of any Series which may be issued, and each Series shall be limited to the issuance of one Class A Unit. The Units of the Members for each Series shall be as set forth on Exhibit A attached hereto, which may be updated as set forth herein. The name and mailing address of each Member of each Series, or such Member’s representative, shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series, or the Transfer Agent.

(d)	Upon execution of this Agreement, the Initial Member shall be issued one (1) Class A Unit of the Initial Series, representing 100% of the membership interests in the Initial Series as of such date, in return for a capital contribution to such Initial Series of $100. As of the date of such execution, the Class A Unit shall constitute all of the membership interests of the Company and of such Initial Series and, prior to the creation and issuance of any Additional Class Units of the Initial Series, shall have all of the rights and privileges of 100% of the membership interests in the Initial Series, and therefore the Company, afforded pursuant to this Agreement and applicable law.

(e)	Upon the formation of any additional Series, the Initial Member shall be issued one (1) Class A Unit of such additional Series, representing 100% of the membership interests in such additional Series as of such date, in return for a capital contribution to such additional Series of $100.

(f)	Subject to the provisions in this Agreement, the Series Manager(s) shall have full power and authority to schedule one or more closings to issue Additional Class Units of the applicable Series and admit Members of such Series to the Company in accordance with the provisions of this Agreement. Any Person that acquires Additional Class Units of a Series from the Series and is admitted as an Additional Class Member of such Series after the date hereof, shall, in connection with such Member’s acquisition of such Additional Class Units of such Series, be deemed to pay to the applicable Series such Member’s pro rata share of any amounts used to acquire the Series Assets for such Series, including any true-up fees and any other amounts paid to such Series by the previously admitted Additional Class Members of such Series.

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Section 2.07 Income Rights. The Company and the Manager may elect to create, with respect to each Series, contractual rights to receive income or payments from the Series Assets of such Series, as set forth in the Certificate of Registered Series of the applicable Series, including those contractual rights which may be referred to as “Royalty Shares” in a Series Offering, in each case having such terms and conditions as determined by the Company and the Manager and as set forth in the books and records of the Company (the “Income Rights”), and to thereafter issue and sell the Income Rights in any Series Offering or as otherwise determined by the Company and the Manager. Notwithstanding anything providing or signifying to the contrary herein, the Income Rights shall be, and shall evidence, solely rights to receive the applicable payments as set forth therein, and shall be contractual agreements between the applicable Series and the holder or counterparty thereto (each, an “Income Rights Holder”), shall not be deemed membership interests of the Company or any Series or result in the Income Rights Holder being a Member of the Company or any Series, shall not entitle the Income Rights Holder to any rights or obligations of a Member, and shall not have any voting rights with respect to the Company or any Series. The purchase price paid for the acquisition of any Income Rights shall not be a capital contribution to the Company or to any Series. A Person may become a Record Holder of an Income Right without the consent or approval of any of the Members.

Section 2.08 Certificates and Representations of Units and Income Rights.

(a)	Units and Income Rights may be recorded in book entry form or may be evidenced by certificates or electronic or crypto tokens or coins, or in any other form, as determined by the Company Manager as may be permitted by the Delaware Act. Notwithstanding anything to the contrary herein, unless the Company Manager shall determine otherwise in respect of Income Rights or one or more classes of Units of a Series or as may be required by the Depository with respect to any specific class of Units of a Series or any Income Rights of a Series, neither Income Rights nor Units shall be evidenced by physical Certificates. No Member of any Series shall have the right to require the Company or any Series to issue physical Certificates representing Units for any reason, except as may be required by applicable law. No Income Rights Holder shall have the right to require the Company or any Series to issue physical Certificates representing Income Rights for any reason, except as may be required by applicable law. If the Company Manager authorizes the issuance of Units or Income Rights to any Person in the form of physical Certificates, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Units or the number of Income Rights, as applicable, being so issued. Certificates shall be executed on behalf of the Company or a Series by the Company Manager. If and to the extent a Transfer Agent has been appointed with respect to the Income Rights or any class or series of Units of a Series, no Certificate representing such Income Rights or class or series of Units of a Series shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Company Manager elects to issue Income Rights or Units in global form, the Certificates representing Income Rights or Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Income Rights or Units have been duly registered in accordance with the directions of the Company Manager. Any or all of the signatures required on the Certificate may be by facsimile. If any officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such officer or Transfer Agent before such Certificate is issued by the Company or any Series, such Certificate may nevertheless be issued by the Company or any Series with the same effect as if such Person were such officer or Transfer Agent at the date of issue. Certificates for any class or series of Units or Income Rights shall be consecutively numbered and shall be entered on the books and records of the Company and the applicable Series as they are issued and shall exhibit the holder’s name and number and type of Units or the holder’s name and number and type of Income Rights, as applicable.

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(b)	If any mutilated Certificate is surrendered to the Company or the Transfer Agent, the Company Manager on behalf of the Company and the applicable Series shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Units or the number and form of Income Interests as the Certificate so surrendered. The Company Manager on behalf of the Company and the applicable Series shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company and the applicable Series, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company and the applicable Series has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company and the applicable Series, delivers to the Company and the applicable Series a bond, in form and substance satisfactory to the Company and the applicable Series, with surety or sureties and with fixed or open penalty as the Company and the applicable Series may direct to indemnify the Company and the applicable Series and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company and the applicable Series. If a Member fails to notify the Company and the applicable Series within a reasonable time after he has notice of the loss, destruction or theft of a Certificate representing Unit(s), and a Transfer of the Units represented by the Certificate is registered before the Company and the applicable Series or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company, the applicable Series or the Transfer Agent for such Transfer or for a new Certificate. If an Income Rights Holder fails to notify the Company and the applicable Series within a reasonable time after he has notice of the loss, destruction or theft of a Certificate representing Income Rights, and a Transfer of the Income Rights represented by the Certificate is registered before the Income Rights Holder and the applicable Series or the Transfer Agent receives such notification, the Income Rights Holder shall be precluded from making any claim against the Company, the applicable Series or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 2.08, the Company and the applicable Series may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 2.09 Voting.

(a)	Unless otherwise provided in this Agreement or any Certificate of Registered Series, (i) each Voting Unit of each Series shall be entitled to one vote for all matters submitted for the consent or approval of Members of the Company generally, (ii) each Voting Unit (regardless of Series) shall vote together as a single class on all matters as to which all holders of Voting Units are entitled to vote, (iii) each Voting Unit of a particular Series shall be entitled to one vote for all matters submitted for the consent or approval of the Members of such Series. Except as otherwise set forth in this Agreement, the Voting Units shall vote together as a single class on all matters submitted for approval of Members, and shall have the right to vote on any matter on which the Members overall, or the Members of such Series, are entitled to vote on hereunder or on which the Members overall, or the Members of such Series, are required to vote pursuant to the Delaware Act and each such Voting Unit shall be entitled to and shall constitute one (1) vote.

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(b)	The Additional Class Units of a Series shall have no voting rights hereunder, except to the extent specifically required by the Delaware Act, and shall not be Voting Units for any purposes hereunder, in each case except to the extent specifically required by the Delaware Act. In the event that the Delaware Act specifically grants voting rights to the Additional Class Units or requires the Additional Class Units to vote on any matter, or any voting rights are granted to the Additional Class Units herein, each Additional Class Unit shall have one vote on such applicable matter and the Additional Class Units shall be “Voting Units”, and the Additional Class Members shall be “Voting Members”, in each case solely for purposes of such matter.

(c)	In determining any action or other matter to be undertaken by or on behalf of the Company overall, each Voting Member shall be entitled to cast a number of votes equal to the number of Voting Units that such Voting Member holds, with the power to vote, at the time of such vote unless otherwise set forth in this Agreement. Unless otherwise set forth in this Agreement, or otherwise required by the Delaware Act, the taking of any action by the Company which required a vote of the Voting Members as set forth above shall be authorized by the affirmative vote of a majority of the Voting Units, subject to any approval of the Company Manager, as required herein.

(d)	In determining any action or other matter to be undertaken by or on behalf of any Series, each Voting Member of such Series shall be entitled to cast a number of votes equal to the number of Voting Units of such Series that such Voting Member holds, with the power to vote, at the time of such vote unless otherwise set forth in this Agreement. Unless otherwise set forth in this Agreement, or otherwise required by the Delaware Act, the taking of any action by any Series which required a vote of the Voting Members of such Series as set forth above shall be authorized by the affirmative vote of a majority of the Voting Units of such Series, subject to any approval of the Company Manager or the Series Manager(s) of such Series as required herein.

Section 2.10 Withdrawal or Removal and Replacement of Administrators. An Administrator may withdraw for any reason upon notice to the Series Manager(s) of the applicable Series. An Administrator may be removed and replaced at any time for any reason by the Series Manager(s) of the applicable Series.

Section 2.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Series Manager(s) of the applicable Series and any Series Officer of such Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the such Series and to enter into any contracts on behalf of such Series, and such Person shall be entitled to deal with the Series Manager(s) or any such Series Officer as if it were the Series’ sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Series Manager(s) or any Officer in connection with any such dealing. In no event shall any Person dealing with the Series Manager(s) or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Series Manager(s) or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the any Series by the Series Manager(s) or any Series Officer of such Series shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

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Section 2.12 Books and Records. The Company shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Company Manager appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Company Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Member’s interest as a member of the Company (as reasonably determined by the Company Manager) to such information pertaining to the Company as a whole and to each Series in which such Member has a membership interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Company Manager shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Company Manager. For the avoidance of doubt, except as may specifically be permitted or required herein, a Member shall only have access to the information (including any Certificate of Registered Series) referenced with respect to any Series in which such Member is a holder of Units or an Income Rights Holder and not to any Series in which such Member does not hold any Units or which such Income Rights Holder does not hold any Income Rights, as applicable.

Article III. Registration and Transfer of Units and Income Rights.

Section 3.01 Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained herein:

(a)	The Company, or its appointee, shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Units and the record of Income Rights Holders and information regarding the Transfer of each of the Units and Income Rights, as applicable. The Company Manager is hereby initially appointed as registrar and transfer agent of the Additional Class Units and any Income Rights, provided that the Company Manager may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Additional Class Units and Income Rights and Transfers of such Additional Class Units and Income Rights as herein provided, including as set forth in any Certificate of Registered Series.

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(b)	Upon acceptance by the Company Manager of the Transfer of any Additional Class Unit, each transferee of an Additional Class Unit (i) shall be admitted to the Company as a Substitute Member with respect to the Additional Class Units so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement and the Certificate of Registered Series, and, if requested or required by the Company Manager will complete a Form of Adherence as required by Section 3.02(a), (iii) shall become the Record Holder of the Additional Class Units so transferred, (iv) grants powers of attorney to the Company Manager and any Liquidating Trustee and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Additional Class Units and the admission of any new Substitute Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Substitute Members. A Member shall not be required to physically execute a counterpart signature page of this Agreement to be bound hereby, unless required by the Company Manager.

(c)	Upon acceptance by the Company Manager of the Transfer of any Income Rights, each transferee of Income Rights shall become the Record Holder of the Income Rights so transferred.

(d)	Nothing contained in this Agreement shall preclude the settlement of any transactions involving Additional Class Units or Income Rights entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Additional Class Units or Income Rights are listed or quoted for trading, if any.

(e)	Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units of any Series or Income Rights of any Series, as between the Company and the applicable Series on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Units of such applicable Series or the Record Holder of such Income Rights of such applicable Series, as applicable.

(f)	The Company shall be entitled to recognize the Record Holder of a Unit as the owner of Units and the Record Holder of Income Rights as the owner of the Income Rights, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units or Income Rights, as applicable, on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Units or Income Rights are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding membership interests or Income Rights, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such membership interest or Income Rights, as applicable.

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Section 3.02 Transfers and Ownership Limitations.

(a)	Upon any Transfer of any Member’s Units, the transferee shall automatically become a Member, without the need to execute a counterpart signature page or Joinder to this Agreement, and will be bound by all of the terms and conditions of this Agreement and the Certificate of Registered Series, and will be deemed to have consented thereto as a result of the acquisition of any Units; provided, however, that upon request from the Company Manager the transferee shall complete a Form of Adherence to the reasonable satisfaction of the Company Manager as set forth in Section 3.01(b).

(b)	The Company and each Series shall undertake such actions and set forth such procedures so as to ensure that, unless waived by the Company Manager in its sole discretion, no issuance or Transfer of any Units or any Income Rights shall be completed if such Transfer or issuance would:

(i)	result in the transferee directly or indirectly exceeding the Individual Aggregate 12- Month Investment Limit or owning in excess of the Aggregate Ownership Limit;

(ii)	result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series’ Additional Class Units, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Additional Class Units have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

(iii)	cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iv)	adversely affect the Company or such Series, or subject the Company, the Series, the Company Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Company Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(v)	require registration of the Company, any Series, any Income Rights or any Additional Class Units under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(vi)	violate or be inconsistent with any representation or warranty made by the transferring Member.

(c)	In the event any Transfer permitted by this Agreement shall result in beneficial ownership by multiple Persons of any Member’s interest in the Company or any Income Rights, the Company Manager may require one or more trustees or nominees to be designated to represent a portion of or the entire interest or Income Rights transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as a Member had pursuant to the provisions of this Agreement or exercising the rights which the transferor had as an Income Rights Holder.

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(d)	A transferee shall be entitled to any future distributions attributable to the Additional Class Units or Income Rights, as applicable, transferred to such transferee and to transfer such Additional Class Units or Income Rights, as applicable, in accordance with the terms of this Agreement; provided, however, that such transferee of any Units shall not be entitled to the other rights of a Member as a result of such Transfer until he or she becomes a Substitute Member.

(e)	The Company and each Series shall incur no liability for distributions made in good faith to the transferring Member until a written instrument of Transfer of such Units has been received by the Company and recorded on its books and the effective date of Transfer of such Units has passed or the Company has received other evidence of Transfer of such Units in a form as determined by the Company Manager.

(f)	The Company and each Series shall incur no liability for payments made in good faith to the transferring Income Rights Holder until a written instrument of Transfer of such Income Rights has been received by the Company and recorded on its books and the effective date of Transfer of such Income Rights has passed or the Company has received other evidence of Transfer of such Income Rights in a form as determined by the Company Manager.

(g)	Any other provision of this Agreement to the contrary notwithstanding, any Substitute Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Article III, the Company Manager may require, in its sole discretion:

(i)	the transferring Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Company Manager;

(ii)	each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Company Manager);

(iii)	each transferee shall provide all the information required by the Company Manager to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv)	payment by the transferring Member, in full, of the costs and expenses referred to in Section 3.02(i).

(h)	No Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Member shall be admitted to the Company as a Substitute Member, unless and until each of the requirements herein has been satisfied or, at the sole discretion of the Company Manager, waived.

(i)	The transferring Substitute Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

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Section 3.03 Restrictions; Remedies for Breach.

(a)	Any Transfer of any Units of a Series shall only be completed subject to the compliance by the Member and the proposed transferee with all applicable laws; and furthermore may only be completed in accordance with the provisions of this Agreement.

(b)	Any Transfer or attempted Transfer of any Unit(s) of any Series in contravention of this Agreement shall be absolutely null and void ab initio and of no force or effect, on or against the Company, any Series, any Member of any Series, any creditor of the Company or any Series or any claimant against the Company or any Series, and may be enjoined, and shall not be recorded on the books and records of the Company or any Series. No distributions of cash or property of the Company or any Series shall be made to any transferee of any Unit(s) or any Series which is/are Transferred in violation hereof, nor shall any such Transfer be registered on the books of the Company or any Series. The Transfer or attempted Transfer of any Unit(s) of any Series in violation hereof shall not affect the Beneficial Ownership of such Unit(s) of such Series, and, notwithstanding such Transfer or attempted Transfer, the Member of such Series making such prohibited Transfer or attempted Transfer shall retain the right to vote, if any, and the right to receive liquidation proceeds and any other distributions with respect to the Units of such Series.

(c)	A Member shall cease to be a Member of a Series and to have the power to exercise any rights or powers of a Member with respect to such Series upon the assignment of all of the Member’s Units with respect to such Series. Any event under the Delaware Act or this Agreement that causes a Member to cease to be a Member of a Series shall not, in itself, cause such Member to cease to be a Member of any other Series or terminate the continued membership of a Member in the Company or cause the termination of the Series, regardless of whether such Member was the last remaining Member of such Series.

(d)	If the Company Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this Article III, the Company Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem the applicable Units, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

Section 3.04 Record Holders. The Company and each Series shall be entitled to recognize the Record Holder of a Unit as the owner of a Unit of such Series and to recognize the Record Holder of an Income Right as the owner of an Income Right of such Series, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit or Income Right, as applicable, on the part of any other Person, regardless of whether the Company or any Series shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Units or Income Rights of such Series are listed for trading, if any.

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Article IV. Subscription to Units; Capital Contributions; Distributions

Section 4.01 Subscription to Units.

(a)	The Company presently intends that it will cause its classification for federal income tax purposes, as well as the federal income tax classification of each Series it may designate from time to time to be as an association taxed as if a corporation. Accordingly, Persons seeking to become a Member shall be required to subscribe to Units with respect to a particular Series, and, where subscribing to applicable Units directly from the Series, in such amounts or for such values of such other forms of property as the Series Manager(s) of such Series may from time to time require, if any, in its sole discretion with respect to the Units of such Series. The amounts of such subscriptions or values of such forms of property constituting the consideration of such subscriptions (the “Capital Contributions”), shall be contributed to the capital of the applicable Series and shall be treated consistent for federal income tax purposes as a subscription to shares of the applicable series of capital stock of the applicable Series as if the Series had been independently chartered as a Delaware corporation. A newly subscribing Member shall be issued a number and class of Units of such Series as shall be determined by the Series Manager(s). The Company Manager may update Exhibit A attached hereto from time to time to reflect any updates to the matters therein, provided that the ownership of any Units shall not be adversely affected by any failure of Exhibit A to be so updated.

(b)	If applicable with respect to a Series, as set forth in the Certificate of Registered Series of such Series, the Company, each Series and each subscribing Member acknowledges and agrees that, with respect to a Member’s subscription to a Class A Unit, the Capital Contribution value to be ascribed to the Class A Unit subscribed for shall be equal to $0.01.

(c)	The provisions of this Section 4.01 are solely intended for the benefit of the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company or any Series (and no such creditor shall be a third-party beneficiary of this Agreement). The Members shall have no duty or obligation to any creditor of the Company to make any contribution to the Company or to any Series.

Section 4.02 Distributions

(a)	Each Series, in the sole discretion of the Series Manager(s), and subject to the approvals as set forth herein, in the event there are Available Funds (as defined below) with respect to such Series, may make distributions (“Distributions”) to Members of such Series as set forth herein. “Available Funds” means, as to each Series, the gross cash receipts from operations (excluding, for the avoidance of doubt, any Capital Contributions) of such Series, less the sum of: (1) payments of principal, interest, charges and fees pertaining to any of such Series’ indebtedness; (2) costs and expenses incurred in the conduct of such Series’ business, including, without limitation, payment of the Administrative Fee, if any, and the costs and expenses as set forth in any secondary trading of the Units of a Series; (3) the projected, or actually paid, as applicable, federal income tax liability of the Series, (4) any payments required to be made with respect to Income Rights of the Series; and (5) amounts reserved to meet the reasonable needs of such Series. Notwithstanding anything herein to the contrary, no Member of a Series may receive a Distribution with respect to such Series to the extent that, after giving effect to such Distribution, all liabilities of the applicable Series (other than to a Member on account of its Units in such Series and liabilities for which the recourse of creditors is limited to specific property of such Series) exceed the Fair Value of the assets of such Series (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of such Series only to the extent the fair market value of such property exceeds that liability). In the event of a Distribution to a Member of a Series that would be deemed violative of applicable law, the applicable Member may be required to return such Distribution to the applicable Series for the benefit of such Series. Each Distribution in respect of any Units of a Series shall be paid by the Series, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Units of the applicable Series as of the record date set for such Distribution with respect to such Series as determined by the Series Manager(s). Such payment shall constitute full payment and satisfaction of such Series’ and the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

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(b)	If the Series Manager(s) of a Series determines to make a Distribution in the form of cash or other property to the Members of a Series, all such Distributions shall first be paid to the Class A Member as required until the Class A Member has been repaid such amounts as may have been advanced to, or paid on behalf of, the Series for the purchase of the Series Assets or the payment of operating costs for the applicable Series, if applicable, and shall thereafter be made to the Class A Member and the Additional Class Members as set forth in Section 4.02(c).

(c)	Following the making of the payments in Section 4.02(b), 100% of the Distributions shall be paid to the Class A Member and/or any Additional Class Members of such Series, as set forth in the Certificate of Registered Series of a Series.

(d)	Notwithstanding the foregoing, in the event that there are no Additional Class Units of a Series created, or, if created, in the event that there are no Additional Class Units of a Series issued and outstanding, in each case at the time of a Distribution, then, subject to the provisions of Section 4.02(b), 100% of such Distribution shall be made to the Class A Member of such Series.

(e)	Except as otherwise provided herein or as required by law, no Member shall be required to restore or repay to the Company or to any Series any funds properly distributed to it pursuant to this Section 4.02.

Article V. Liability; Indemnification

Section 5.01 Liability of a Member. The liability of each Member shall be limited to the fullest extent permitted by the Delaware Act and as set forth in this Agreement. No Member of a Series shall be obligated to restore by way of Capital Contribution with respect to such Series or otherwise any deficits in such Member’s account (if such deficits occur) with respect to such Series.

Section 5.02 Exculpation and Indemnification.

(a)	To the maximum extent permitted by 6 Del. C. § 18-1101 and/or any other federal or state applicable statute, law or rule, no Protected Person shall be liable to the Company or to any Series or any Manager or any other Member of any Series. With the prior consent of the Company Manager, any Protected Person may consult with legal counsel and accountants with respect to Company and Series affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of the Company and of any Series selected with reasonable care; provided that no such Protected Person may rely upon such statements if that Protected Person believed that such statements were materially false.

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(b)	To the maximum extent permitted by 6 Del. C. § 18-1101 or any other applicable statute, law or rule, each Series shall indemnify, hold harmless, protect and defend each Protected Person who was or is a party or is threatened to be made a party, to any threatened, pending or contemplated claim, demand, action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative (a Proceeding”) against any expenses, losses, claims, judgments, fines, demands, costs, damages or liabilities, including actual legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under this Agreement, and any amounts expended in respect of settlements of any claims approved by the Company Manager, and other amounts of any nature whatsoever, known or unknown, liquidated or unliquidated, actually incurred by the Protected Person in connection with any Proceeding (collectively, “Liabilities”), to which any Protected Person may become subject (i) by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Company and/or a Series; or (ii) by reason of the fact that it is or was acting in connection with the activities of the Company and/or a Series in any capacity or that it is or was serving at the request of such Series as a partner, shareholder, member, director, officer, employee, or agent of any Person. The termination of any Proceeding by judgment, order, settlement, conviction or pleas of nolo contendere or its equivalent shall not of itself create a presumption that the Protected Person did not act in good faith or did not act in a manner that the Protected Person reasonably believed to be in and not opposed to the best interest of the Company and or any Series and/or any other Protected Person, and with respect to any criminal proceeding, did not have reasonable cause to believe that such conduct was unlawful.

(c)	The Administrator may, on behalf of the Series for which such Administrator was appointed, reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to this Section 5.02 and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of this Section 5.02; provided, that such Protected Person executes a written undertaking to repay the applicable Series for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by this Section 5.02. Upon any liquidation of the applicable Series or the Company overall, such reimbursements or advancement of expenses shall be reimbursed by the applicable Series to the Administrator prior to any other distributions hereunder.

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(d)	The provisions of this Section 5.02 shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this Section 5.02 and regardless of any subsequent amendment to this Agreement; provided, that, no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

(e)	The Company and each Series shall have the power to purchase and maintain insurance on behalf of any Protected Person to reimburse such Protected Person for expenses incurred by such Protected Person in any such capacity or arising out of such Protected Person’s status as such, whether or not the Company or any Series would have the power to indemnify such Person against such liability under the provisions of this Section 5.02. Any indemnification under this Section 5.02 or otherwise shall be paid only out of and to the extent of the applicable Series’ assets or insurance maintained by the Series for such purposes.

Article VI. Accounting; Financial and Tax Matters

Section 6.01 Accounting Basis. The Company and each Series shall use such method of accounting as may be determined by the Company Manager that is consistent with United States generally accepted accounting principles or such other accounting methods and conventions as the Company Manager may from time to time determine to be used in the preparation of the Company’s and any Series tax returns.

Section 6.02 Tax Matters.

(a)	The Company intends that it will make, and will cause each Series to make, an appropriate election consistent with the provisions of Treasury Regulation §301.7701-2 and §301.7701-3 to be treated as, and so that each Series shall be treated as, an association taxable as if a corporation under Subchapter C of the Code and not as a partnership under Subchapter K of the Code.

(b)	Any provision in this Agreement to the contrary notwithstanding, to the extent that any provision contained in this Agreement would cause the federal income tax treatment of a matter not to be in accordance with the corporate income tax principles specified under Subchapter C of the Code, such conflict shall be resolved in a manner as near as reasonably practicable by application to such conflicting matter the nearest analogous corporate federal income tax treatment of same as would be consistent with the principles of Subchapter C of the Code.

(c)	The Members acknowledge that the Company Manager reserves the right to supplement or amend any applicable provisions of this Agreement, including as to this Section 6.02, to address such additional processes or procedures as may be indicated as such unresolved issues are prospectively addressed as to reasonably facilitate the Company’s and each Series’ compliance with the intended federal income tax provisions of the Code.

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(d)	Notwithstanding anything otherwise to the contrary herein, the Company Manager is authorized to take any action that may be required to cause the Company and each Series to comply with any withholding or other similar requirements established pursuant to the Code or any other provision of U.S. federal, state or local or non-U.S. tax law or otherwise. To the extent the Company or any Series is required to or elects to withhold and pay over or otherwise pay any withholding or other taxes payable, or required to be deducted, by the Company or any Series or any of their respective Affiliates pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law or otherwise, attributable to a Member (including taxes attributable to income or gain allocable to such Member) or resulting from such Member’s participation in the Company or any Series or a Transfer to such Member, the Company Manager may treat the amount withheld as a distribution of cash pursuant to Section 4.02 to the extent such Member would have received a cash distribution but for such withholding or other taxes. To the extent that such payment exceeds the cash distribution that such Member would have received but for such withholding or other taxes, the Company Manager shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the applicable Series of such amount by wire transfer, which payment shall not constitute a Capital Contribution of such Member to the applicable Series.

Section 6.03 Partnership Representative.

(a)	The Company Manager is hereby designated the initial partnership representative for purposes of 6223 of the Code (“Partnership Representative”), and is responsible for acting as the liaison between the Company and the Internal Revenue Service (“Service”). The Partnership Representative shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company or any Series under any provisions of the Code or any other applicable laws and has the sole authority under the Code to deal with the Internal Revenue Service regarding any audit of or assessment against the Company or any Series under the BBA to the exclusion of all Members. At any time during an audit by the Internal Revenue Service of the Company or any Series, the Company Manager shall have the authority to remove, with or without cause, the Partnership Representative and appoint a replacement Partnership Representative. The Partnership Representative shall be reimbursed by the Company for all out of pocket expenses, costs and liabilities expended or incurred by the Partnership Representative in acting as the Company’s and each Series’ Partnership Representative.

(b)	Each of the Members consents to and agrees to become bound by all actions of the Partnership Representative, including any contest, settlement or other action or position which the Partnership Representative may deem proper under the circumstances. The Members specifically acknowledge, without limiting the general applicability of this Section 6.03, that the Partnership Representative will not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by it in its capacity as a Partnership Representative, except for bad faith, fraud, gross negligence, willful misconduct or breach of fiduciary duty. All reasonable out-of- pocket expenses incurred by the Partnership Representative in such capacity will be considered expenses of the Company for which the Partnership Representative will be entitled to full reimbursement.

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(c)	The Partnership Representative shall, to the extent available and advisable, make a valid small partnership election for each taxable year of the Company. The Partnership Representative shall covenant in writing to undertake its function in such capacity in good faith and with reasonable diligence. The Company Manager is hereby authorized, but not required, to cause the Company to indemnify the Partnership Representative for acts or omissions in discharging said function except any that result from the Partnership Representative’s gross negligence or bad faith. Respective to any taxable year of the Company, reasonably in advance of the date on which a BBA small partnership election must be made for such taxable year, the Partnership Representative shall, as and if applicable, consult with the Company’s tax advisor, and, if the tax advisor so advises. The Partnership Representative shall determine on a timely basis that the Company is so qualified and the Partnership Representative shall make a timely small partnership election for the Company for that taxable year, and, in such event, the Partnership Representative shall provide prompt written notice to the Members that the Partnership Representative has done so.

(d)	If, for any Company taxable year, the Partnership Representative determines that the Company cannot qualify for a small partnership election, the Partnership Representative shall, either independently or in consultation with the Company’s tax preparer, determine the advisability of making, and if so advisable shall notify the Company Manager and shall make a push-out election under BBA Section 6226(b).

(e)	In connection with any BBA audit of the Company or any Series, the Partnership Representative shall resolve each issue in the audit only in accordance with the affirmative accession of the Company Manager to the advice of the Partnership Representative made, either independently or in consultation with the Company’s tax preparer, after appropriately articulating to it the issues involved and the dynamics of the impact upon the Company or any Series and the Members respective to any such proposed posture.

(f)	If, in connection with a BBA audit, the IRS assesses a tax against the Company or any Series, the Partnership Representative, acting under BBA Section 6225(c), may require all of the Members, or Persons who were previously Members as to an applicable Reviewed Year but not as of an applicable adjustment year, and the Persons signing or joining this Agreement as a condition to becoming a Member hereby agree in such case, to file amended tax returns for the Reviewed Year and to pay their share of such assessed tax for such applicable period, in proportion to the share of partnership income or loss ascribed to each for such year, or, as necessary, upon such substantially similar allocation basis as the former basis of allocation may under then existing circumstances be required to be modified to address in a case in which the obligated Person would not as of such an applicable adjustment year then be a Member. This provision shall survive each Person’s cessation as a Member of the Company or any amendment or termination of this Agreement for so long as a return of a Reviewed Year of the Company as to which any Person was a Member would be open to audit, and each Person signing this Agreement as a Member hereby agrees to indemnify the Company and the other Members from and against any amounts of assessed taxes as they would be otherwise obligated to pay in accordance with this Section 6.03, in a case in which such Person would not do so, as well as against all reasonable attorneys’ fees and costs that would be incurred by the Company or such other one or more Members in the event undertakings, including legal proceedings, to enforce such obligation hereunder against such Person were commenced.

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(g)	The Company Manager reserves the authority to, at any time, and from time to time, consider adopting a prohibition against the Company’s admission of any Person as a Member whose admission would disqualify the Company from making a small partnership election. In such a case, the Company shall admit no Person as a Member if such Person’s admission as a Member would disqualify the Company from making a valid small partnership election. Upon the Manager’s resolution to prohibit admission of such Persons as would disqualify the Company Manager’s election as a small partnership, no Member shall Transfer all or any part of a Member’s Units to any Person in a case in which such Transfer would disqualify the Company or any Series from making a small partnership election, and in such event, the Company Manager shall provide notice thereof to all Members.

(h)	Each Person becoming a Member hereby acknowledges that the BBA is new federal tax legislation effective generally as of January 1, 2018, that it replaces conventional prior tax law as it relates to the subject matter within its scope, and that there remain many unresolved issues regarding the implementation of certain of its provisions, whether through IRS Treasury Regulations, case law, or administrative resolutions of applicable governing authorities. Accordingly, the Members acknowledge that the Company Manager reserves the right to supplement or amend any applicable provisions of this Agreement, including as to this Section 6.03, to address such additional processes or procedures as may be indicated as such unresolved issues are prospectively addressed as to reasonably facilitate the Company’s compliance with the BBA.

(i)	The Members shall provide the Company with such information, which may be necessary or desirable in connection with such elections or otherwise in connection with the compliance with applicable tax laws, including providing information in connection with Section 743 of the Code and elections permitted thereunder. The Company Manager shall cause to be prepared and filed all tax returns of the Company and shall make all determinations as to tax elections by the Company. Unless otherwise required by law, the Company Manager shall be the “tax matters partner” of the Company and each Series within the meaning of Section 6231(a)(7) of the Code. Prompt notice shall be given to the Company Manager upon receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or record or books of the Company. The Company Manager shall provide the Company with such information, which may be necessary or desirable in connection with such elections or otherwise in connection with the compliance with applicable tax laws, including providing information in connection with Section 743 of the Code and elections permitted thereunder.

Article VII. Dissolution; Redemption; Winding Up; Termination

Section 7.01 Dissolution.

(a)	The Company as a whole shall dissolve and commence its winding up upon the first to occur of the following (each, a “Company Dissolution Event”):

(i)	upon the determination of the Voting Members of all of the Series, voting as one class, with the approval of the Company Manager, at any time;

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(ii)	the insolvency or bankruptcy of the Company;

(iii)	the sale of all or substantially all of the Series Assets of each of the Series; or

(iv)	the entry of a decree of judicial dissolution for the Company under Section 18-802 of the Delaware Act.

(b)	Unless otherwise provided in a Certificate of Registered Series, a Series shall terminate and a Series commence its winding up upon the first to occur of the following (such events, together with the events set forth in Section 7.01(c), each a “Series Dissolution Event”):

(i)	upon the determination of the Voting Members of such Series with the approval of the Series Manager(s), at any time;

(ii)	the insolvency or bankruptcy of such Series;

(iii)	the sale of all or substantially all of such Series’ Series Assets;

(iv)	an event set forth as an event of termination of such Series in the Certificate of Registered Series establishing such Series; or

(v)	at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c)	A “Series Dissolution Event” shall also occur upon:

(i)	the termination of such Series under Section 18-218(b)(11) of the Delaware Act; and

(ii)	the occurrence of a Company Dissolution Event, which shall result in a Series Dissolution Event as to all Series then existing.

(d)	The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act or pursuant to Section 18-218(9)(c) of the Delaware Act are each strictly prohibited.

(e)	Subject to Section 18-801 of the Delaware Act, a Series may be terminated and its affairs wound up without causing the dissolution of the Company. The termination of a Series shall not affect the limitation on liabilities of such series provided by the Delaware Act or this Agreement.

Section 7.02 Winding Up and Termination of a Series.

(a)	Upon the occurrence of a Series Dissolution Event, the property and business of the applicable Series shall be wound up by the Series Manager(s) or, in the event of the unavailability of the Series Manager(s), by a Person designated as a liquidating trustee by the Series Manager(s) (the Series Manager(s) or such liquidating trustee, the “Liquidating Trustee”). Subject to the requirements of applicable law and the further provisions of this Section 7.02, the Liquidating Trustee shall have discretion in determining whether to sell or otherwise dispose of all Series Property for the applicable Series or to distribute the same in kind and the timing and manner of such disposition or distribution. While the applicable Series continues to hold Series Property, the Liquidating Trustee may in its discretion expend funds, acquire additional assets and borrow funds. The Liquidating Trustee may also authorize the payment of fees and expenses reasonably required in connection with the winding up of the applicable Series and any fees and expenses payable pursuant to any agreement to which the applicable Series is party.

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(b)	Within a reasonable period of time following the occurrence of a Series Dissolution Event, all of the Series Property of the applicable Series shall be applied and distributed in the following manner and order of priority: First, to the claims of all creditors of the applicable Series (including Members except to the extent not permitted by law) shall be paid and discharged other than liabilities for which reasonable provision for payment has been made; and, second, to the Members of such Series in the same manner as Distributions under Section 4.02. Notwithstanding anything to the contrary in this Agreement, liquidating distributions shall be made no later than the last to occur of (x) 90 days after the date of disposition and (y) the end of the applicable Series’ taxable year in which the disposition referred to in clause (x) shall occur.

(c)	When the Liquidating Trustee has completed the winding up described in this Section 7.02, the Certificate of Registered Series for the applicable Series shall be deemed withdrawn and terminated and such Series shall no longer constitute a series of the Company.

(d)	The winding up of a Series or of the Company by the Members, or by any Person of Persons other than the Liquidating Trustee, as set forth in 18-218(10) of the Delaware Act is hereby explicitly prohibited.

Section 7.03 Winding Up and Termination of the Company.

(a)	Upon the occurrence of a Company Dissolution Event, the property and business of each of the Series shall be wound up by Liquidating Trustee in accordance with the provisions of Section 7.02. In the event that there remain any assets or liabilities of the Company as opposed to a Series following such events, then the Liquidating Trustee shall wind up the property and business relating to such assets and liabilities in the same manner as applicable to any Series, with modifications thereto as reasonably determined by the Liquidating Trustee to take into account that such actions do not relate to a particular Series.

(b)	When the Liquidating Trustee has completed the winding up described in this Section 7.03, the Liquidating Trustee shall take such actions as required to cause the Termination of the Company.

Article VIII. Member Meetings

Section 8.01 Member Meetings.

(a)	There shall be no meetings of the Members of the Company overall or Members of any Series unless called by the Company Manager or Series Manager(s), respectively, or as otherwise specifically required by the Delaware Act. No Members of a Series or group of Members of a Series, acting in its or their capacity as Members of the Series, shall have the right to call a meeting of the Members, whether of the Series or of the Company overall.

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(b)	The Series Manager(s) may call meetings of the Members overall, or of one or more Series standing alone and it is the intent of the Company, each Series and each Member that (i) in the event that the meeting or action referred to is a meeting or action of all of the Members of all the Series, any references in this Article VIII to a meeting or action of the “Members”, and the provisions with respect to Voting Units and other germane matters herein, shall be deemed a reference to all such Members and the Voting Units and other germane matters herein as applicable to all such Member; and (ii) in the event that the meeting or action referred to is a meeting or action of the Members of a particular Series or group of Series, any references in this Article VIII to a meeting or action of the “Members” and the provisions with respect to Voting Units and other germane matters herein, shall be deemed a reference to the Members and the Voting Units and other germane matters herein as applicable to the applicable Series or group of Series. The Company Manager and each Series Manager(s) shall have the authority, in its reasonable discretion, to interpret and enforce this Agreement to give effect to the intent of the provisions of this Section 8.01(b).

(c)	All acts of Members to be taken hereunder shall be taken in the manner provided in this Agreement. If authorized by the Series Manager(s), and subject to such guidelines and procedures as the Series Manager(s) may adopt, if a meeting of the Members is called Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting.

(d)	In the event that the meeting or action referred to is a meeting or action of all of the Members of all the Series, unless otherwise required by applicable law, the presence of one-third of the Units of all Series entitled to be vote at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

(e)	In the event that the meeting or action referred to is a meeting or action of the Members of a particular Series or group of Series, the presence of one third of the Units of the applicable Series or group of Series entitled to be vote at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

(f)	The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

Section 8.02 Notice of Meetings of Members.

(a)	Notice, stating the place, day and hour of any meeting of the Members, as determined by the Series Manager(s), and the purpose or purposes for which the meeting is called, as determined by the Series Manager(s), shall be delivered by the Series Manager(s) not less than 5 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with the terms herein to each Record Holder of Units who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware or applicable federal law or any exchange on which any Units of the applicable Series the members of which are entitled to vote at the meeting, are then listed. Only such business shall be conducted at a meeting of Members of any Series or group of Series as shall have been brought before the meeting pursuant to the Series Manager’s notice of meeting. Any previously scheduled meeting of any Members may be postponed, and any meeting of the Members may be canceled, by resolution of the Series Manager(s) upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b)	The Series Manager(s) shall designate the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

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Section 8.03 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Series Manager(s) may set a Record Date, which shall not be less than 5 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which any Units of the applicable Series the members of which are entitled to vote at the meeting are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Series Manager(s), the Record Date for determining Members of the applicable Series or group of Series entitled to notice of or to vote at a meeting of Members of the applicable Series or group of Series shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Series Manager(s) may fix a new Record Date for the adjourned or postponed meeting.

Section 8.04 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company, or the applicable Series or group of Series, may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article VIII.

Section 8.05 Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Series Manager(s). All waivers and approvals shall be filed with the records of the Company and the applicable Series or made part of the minutes of the meeting.

Section 8.06 Required Vote. The submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Units entitled to vote specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

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Section 8.07 Conduct of a Meeting; Member Lists.

(a)	The Series Manager(s) shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article VIII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Series Manager(s) shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company and each applicable Series maintained by the Series Manager(s). The Series Manager(s) may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(b)	A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order and showing the address of each such Member and the number of Units of each Series registered in the name of such Member, shall be open to the examination of any Member of the Series or group of Series entitled to attend such meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the applicable Series or group of Series. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 8.08 Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be approved by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. A Certificate of Registered Series need not provide that any action required or permitted to be taken by the holders of the Units to which such Certificate of Registered Series relates may be taken without a meeting by the written consent of such holders or Members, in order for the provisions of this Section 8.08 to apply thereto.

Section 8.09 Voting and Other Rights.

(a)	Only those Record Holders of Voting Units on the Record Date set pursuant to Section 8.03 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Voting Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Voting Units shall be deemed to be references to the votes or acts of the Record Holders of such Voting Units on such Record Date.

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(b)	With respect to Voting Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Voting Units are registered, such other Person shall, in exercising the voting rights in respect of such Voting Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Voting Units in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c)	No Members shall have any cumulative voting rights.

Section 8.10 Proxies and Voting.

(a)	On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such vote may be made, or proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be delivered in accordance with the procedure established for the relevant meeting.

(b)	For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c)	The Series Manager(s) may, and to the extent required by law, shall, in advance of any meeting of all or any of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Series Manager(s) may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(d)	With respect to the use of proxies at any meeting of Members, the Company and each Series shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company and each Series were a Delaware corporation and as though the Members of each Series were shareholders of a Delaware corporation.

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(e)	In the event that the Company or any Series becomes subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, the Company or the applicable Series, as applicable, may, but is not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in such rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to Members pursuant to Regulation 14A under the Exchange Act.

Article IX. Miscellaneous

Section 9.01 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including electronic communication) to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Units at his address as shown on the records of the Transfer Agent or delivered electronically as otherwise shown on the records of the Company and the applicable Series (including on Exhibit A attached hereto), regardless of any claim of any Person who may have an interest in such Units by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 9.01 executed by the Company and the applicable Series, the Company Manager or the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder of a Unit at the address of such Record Holder of Units appearing on the books and records of the Transfer Agent or the Company and the applicable Series is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it or is returned or there is a delivery failure through any electronic communication, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder of Units or another Person notifies the Transfer Agent or the Company and the applicable Series of a change in his address or electronic address, as applicable) if they are available for the Member at the principal office of the Company and the applicable Series for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company and the applicable Series shall be deemed given if received by the Company Manager at the principal office of the Company and the applicable Series designated pursuant to the terms and conditions herein. The Company Manager and any Company Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

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Section 9.02 Amendments; Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only by an instrument in writing executed by the Company Manager, subject to the approval of the Series Manager(s) as set forth in Section 2.02(f), and no vote or approval of any Members shall be required for any such amendment unless otherwise required by applicable law. Notwithstanding the foregoing, the Company Manager may amend this Agreement and the schedules and exhibits hereto, without the approval of Members or the Series Manager(s) as set forth in Section 2.02(f), (i) to evidence the joinder to this Agreement of a new Member of any Series; (ii) in connection with the Transfer of Units of any Series; (iii) in connection with any issuance of Units of any Series to any existing members for any reason, (iv) as otherwise required to reflect Capital Contributions of any Series, distributions of any Series and similar actions hereunder; (v) to reflect the naming of new officers, members of the Series Manager(s) or replacement of officers or managers of the Company or any Series; (vi) in connection with the creation of a Series pursuant to a Certificate of Registered Series as set forth in Section 1.07(a), including any modifications or amendments to such Certificate of Registered Series, or any termination of a Series; (vii) a change that is required to effect the intent expressed in the provisions of this Agreement or any Certificate of Registered Series or is otherwise contemplated by this Agreement or any Certificate of Registered Series; and (viii) any change the Company Manager deems necessary or appropriate to enable trading of membership interests of any Series. Notwithstanding the forgoing the Company Manager is authorized to make such amendments to this Agreement as required in order to comply with any applicable law, including, without limitation, any securities law or tax law, whether currently in place or promulgated in the future, without the approval of the Members or Series Manager(s) as set forth in Section 2.02(f).

Section 9.03 Power of Attorney.

(a)	Each Member of each Series hereby constitutes and appoints each of the Company Manager and, if a Liquidating Trustee shall have been selected pursuant to Section 7.02, the Liquidating Trustee (and any successor to the Liquidating Trustee by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in- fact (collectively, the “Authorized Persons”), as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)	All certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that any Authorized Person determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company or any Series as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property or to form, qualify or continue the existence or qualification any Series in the State of Delaware and in all other jurisdictions in which such Series may conduct business or own property or to;

(B)	all certificates, documents and other instruments that any Authorized Person determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C)	all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that any Authorized Person determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company or any Series pursuant to the terms of this Agreement;

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(D)	all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article II or Article IV;

(E)	all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company or any Series;

(F)	all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Units of a Series or Income Rights of a Series issued pursuant to this Agreement;

(G)	all certificates, documents and other instruments that any Authorized Person determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and

(ii)	execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that any Authorized Person determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class or Series required to take any action, any Authorized Person may exercise the power of attorney made in this Section 9.03(a)(ii) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or Series, as applicable.

(b)	Nothing contained in this Section 9.03 shall be construed as authorizing any Authorized Person to amend, change or modify this Agreement except in accordance with Section 9.02 or as may be otherwise expressly provided for in this Agreement.

(c)	The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of such Member’s Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by any Authorized Person acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Authorized Person, taken in good faith under such power of attorney in accordance with Section 9.03. Each Member shall execute and deliver to any Authorized Person, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any Authorized Person determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

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Section 9.04 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Members.

Section 9.05 No Waiver. Except as set forth in Section 9.17 with respect to forum selection, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.06 Survival of Certain Provisions. The covenants and agreements set forth in Section 5.01, Section 5.02 and Section 6.02 shall survive dissolution or termination of any Series, and shall further survive the Termination of the Company.

Section 9.07 Telephone Consumer Protection Act Consent. Each Member expressly consents to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from the Administrator, its affiliates, agents and others calling at their request or on their behalf, at any telephone numbers that the Member has provided to the Company or any Series (including any cellular telephone numbers). Member’s cellular or mobile telephone provider will charge Member according to the type of plan Member carries. Any Member may unsubscribe from receiving text messages or promotional calls at any time by (i) replying STOP, STOPALL, UNSUBSCRIBE, CANCEL, END or QUIT to any text message such Member receives from the Company or any Series or (ii) sending an email response to any email address from which the Member has received an email from the Company, with one of the forgoing words in the subject line. Each Member acknowledges and consents that following such a request to unsubscribe, such Member may receive one final text message from the Company confirming such request.

Section 9.08 Electronic Information. Each Member hereby agrees that all current and future notices, confirmations and other communications may be made by the Company or any Series via email, sent to the email address of record of the Member provided to the Company or any Series as changed or updated from time to time, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the Company, any Series and the Members except as otherwise required by law. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. Except as required by law, no physical, paper documents will be sent to Members, and a Member desires physical documents then such Member agrees to be satisfied by directly and personally printing, at such Member’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that a Member desires.

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Section 9.09 Section 7704(e) Relief. In the event that the Company Manager determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

Section 9.10 Severability. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

Section 9.11 Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and the feminine, and the singular shall be deemed to include the plural. The use of the word “including” herein shall not be considered to limit the provision that it modifies but instead shall mean “including, without limitation.”

Section 9.12 No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

Section 9.13 Entire Agreement. This Agreement and any Certificate of Registered Series, with respect to the applicable Series, constitutes the entire agreement of the Company, each Series, the Initial Member and any Person who becomes a Member hereafter with respect to the matters described herein and supersedes any prior agreement or understanding among them with respect to such subject matter.

Section 9.14 Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 9.15 Authority. Whenever in this Agreement or elsewhere it is provided that consent is required of, or a demand shall be made by, or an act or thing shall be done by or at the direction of, the Company, or whenever any words of like import are used, all such consents, demands, acts and things are to be made, given or done by the consent of the Company Manager or Person acting under the authority of the Company Manager, unless a contrary intention is expressly indicated.

Section 9.16 Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

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Section 9.17 Choice of Forum for Disputes. Unless the Company Manager consents in writing to the selection of an alternative forum, the federal district courts of the United States of America and the courts of the State of Delaware, in each case located in the State of Delaware (the “Selected Courts”), shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or any dispute or claim related to this Agreement, the Company or any Series. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company or any Series shall be deemed to have notice of and consented to the provisions of this Agreement. By execution or joinder to this Agreement, each party to this Agreement irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the Selected Courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction, whether based on forum non conveniens or other basis.

Section 9.18 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR RELATED TO THE OPERATIONS OF THE COMPANY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATED TO THE OPERATIONS OF THE COMPANY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY TO THIS AGREEMENT WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY TO THIS AGREEMENT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY TO THIS AGREEMENT MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY TO THIS AGREEMENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.18.

Section 9.19 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.20 No Consequential or Punitive Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 9.21 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.22 Specific Performance. Each party to this Agreement agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each party to this Agreement shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 9.23 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company or any Series on certificates representing Units of any Series or Income Rights of any Series is expressly permitted by this Agreement.

Section 9.24 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Musicow Asset US, LLC
Sole Member

By:	/s/ Paul Baik
Name:	Paul Baik
Title:	Manager

Members:

All members now and hereafter admitted as Members of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Company or without execution hereof or thereof by purchasing or otherwise lawfully acquiring any Unit, pursuant to Section 9.03.

Agreed and accepted:

Musicow Asset US, LLC, as the Company Manager

By:	/s/ Paul Baik
Name:	Paul Baik
Title:	Manager

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Form of Counterpart Signature Page

The undersigned hereby accepts, and becomes a party to, the Limited Liability Company Agreement (the “Agreement”) of Musicow US Vol. 1 LLC, a Delaware limited liability company (the “Company”), in connection with the acquisition of Additional Class Units (as defined in the Agreement) of the Company with respect to a certain Series (as defined in the Agreement), and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement.

Member Name:

By:

Name:

Title:

Name of Series:

Number of Additional Class Units:

Agreed and Accepted:

Musicow US Vol. 1 LLC

By: Musicow Asset US, LLC, as the Company Manager

By:	/s/ Paul Baik
Name:	Paul Baik
Title:	Manager

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Exhibit A

Series, Members, Capital Contributions, Units

Series Name: Musicow US Vol. 1 LLC – Series 001 – Mr. Know It All
Member Name	Address	Capital Contribution	Number of Class A Units	Additional Class Units
Musicow Asset US, LLC	345 N Maple Dr, Ste. 210, Beverly Hills, CA 90210	$100	1	None Authorized

Exhibit A – Page 1

Exhibit B

Form of Certificate of Registered Series

Certificate of Registered Series of Musicow US Vol. 1 LLC – Series [____] – [______________]

In accordance with the Limited Liability Company Agreement of Musicow US Vol. 1 LLC, a Delaware series limited liability company (the “Company”), dated February 25, 2025 (the “Agreement”), upon the execution of this Certificate of Registered Series by the undersigned manager of the Company, Musicow US Vol. 1 LLC – Series [____] – [_______________] shall be formed as a registered series of the Company pursuant to this Certificate of Registered Series, which shall be attached to, and deemed incorporated in its entirety into, the Agreement. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the Effective Date of Establishment set forth below.

Name of Series	Musicow US Vol. 1 LLC – Series [____] – [_______________]

Effective Date of Establishment	[_______________].

Series Property	The Series Assets. For purposes of the Series, “Series Assets” refers to the contractual rights to receive royalties, fees, and other income streams related to or derived from the musical composition pursuant to certain royalty sharing agreements entered into by the Series, or otherwise assigned to the Series, or royalties, fees, and other income stream otherwise derived from the following musical composition: [_______________] by [_______________].

Initial Units of the Series	One Class A Unit

Additional Class Units	None

Additional Provisions	[_______________]

Agreed and executed as of the Effective Date of Establishment as set forth above by the Company Manager:

Musicow US Vol. 1 LLC

By: Musicow Asset US, LLC, as the Company Manager

By:	/s/ Paul Baik
Name:	Paul Baik
Title:	Manager

Exhibit C

Certificate of Registered Series of Musicow US Vol. 1 LLC – Series 00001 – Mr. Know it All

In accordance with the Limited Liability Company Agreement of Musicow US Vol. 1 LLC, a Delaware series limited liability company (the “Company”), dated February 25, 2025 (the “Agreement”), upon the execution of this Certificate of Registered Series by the undersigned manager of the Company, Musicow US Vol. 1 LLC – Series 00001 – Mr. Know it All shall be formed as a registered series of the Company pursuant to this Certificate of Registered Series, which shall be attached to, and deemed incorporated in its entirety into, the Agreement. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the Effective Date of Establishment set forth below.

Name of Series	Musicow US Vol. 1 LLC – Series 00001 – Mr. Know it All

Effective Date of Establishment	February 26, 2025.

Series Property	The Series Assets. For purposes of the Series, “Series Assets” refers to the contractual rights to receive royalties, fees, and other income streams related to or derived from the musical composition pursuant to certain royalty sharing agreements entered into by the Series, or otherwise assigned to the Series, or royalties, fees, and other income stream otherwise derived from the following musical composition: Mr. Know It All by Kelly Clarkson.

Initial Units of the Series	One Class A Unit

Additional Class Units	None

Additional Provisions	None

Agreed and executed as of the Effective Date of Establishment as set forth above by the Company Manager:

Musicow US Vol. 1 LLC

By: Musicow Asset US, LLC, as the Company Manager

By:	/s/ Paul Baik
Name:	Paul Baik
Title:	Manager